Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 14, 2004 accompanying the financial statements of Crescent Moon, Inc., which are included in this Form SB-2/A registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned reports.



                             /s/ Robison, Hill & Company
                             Robison, Hill & Company
                             Certified Public Accountants
                             Salt Lake City, Utah
                             October 20, 2004